Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2010 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in iRobot Corporation’s Annual Report on Form 10-K for the year ended January 2, 2010.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 19, 2010